                                 [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Every security authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Note will be a Global Security subject to the foregoing, except in such limited circumstances.

REGISTERED                  CUSIP No.: 37576GAQ3              PRINCIPAL AMOUNT:
No. 016                                                       U.S.$25,000,000

                              THE GILLETTE COMPANY

                             GILLETTE CORENOTES(SM)

                           FLOATING RATE NOTE DUE 2043

      THE GILLETTE COMPANY, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, Twenty Five Million Dollars ($25,000,000) on April 2, 2043 (the "Stated Maturity Date") (or on any earlier Redemption Date or Repayment Date, each as defined on the reverse hereof, or on any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal payable on such date) and to pay interest thereon (and on any overdue principal and/or interest to the extent legally enforceable) at a floating rate determined as described herein, until the principal hereof is paid or duly made available for payment.

      Interest on this Note will accrue for each Interest Period (as defined below) at a rate per annum equal to Three-Month LIBOR (as defined below), as determined on the Determination Date (as defined below) for the applicable Interest Period, minus 0.30%; provided, however, that the interest rate on this Note for any Interest Period may not exceed the highest rate then permitted under New York law, as the same may be modified by U.S. law of general application. An "Interest Period" shall begin on, and include, the immediately preceding Interest Payment Date (as defined below) (the first Interest Period shall begin on and include October 2, 2003) and end on, but exclude, the applicable Interest Payment Date or the Maturity Date. Interest on this Note will be computed on the basis of the actual number of days elapsed in the applicable Interest Period and a 360-day year.

      "Three-Month LIBOR" means, with respect to any Interest Period, the rate for deposits in U.S. dollars for a three-month period, commencing on the first day of such Interest Period, that appears on Telerate Page 3750 (as defined below) at approximately 11:00 a.m., London time, on the Determination Date for such Interest Period. If such rate does not so appear on the Telerate Page 3750, the Calculation Agent (as defined below) will determine Three-Month LIBOR on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 a.m., London time, on such Determination Date to prime banks in the London interbank market for a period of three months, commencing on the first day of such Interest Period and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are so provided, Three-Month LIBOR for such Interest Period will be the arithmetic mean of such quotations, and, if fewer than two such quotations are so provided, Three-Month LIBOR for such Interest Period will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Determination Date for loans in U.S. dollars to leading European banks for a period of three-months, commencing on the first day of such Interest Period and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time.

      "Business Day" means any day (i) other than a Saturday, Sunday, legal holiday or other day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and (ii) that is a "London Banking Day", which is defined as a day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

      "Determination Date" means the second London Banking Day preceding the first day of the applicable Interest Period.

      "Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on page 3750 (or any other page as may replace such page on such service) for the purpose of displaying London interbank offered rates of major banks.

      The Calculation Agent will, upon the request of the registered holder (the "Holder") of this Note, provide the interest rate then in effect. The "Calculation Agent" will be J.P. Morgan Trust Company, National Association until such time as the Company appoints a successor calculation agent. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holder of this Note.

      All percentages resulting from any calculation of the interest rate with respect to this Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

      The Company will pay interest in arrears on January 2, April 2, July 2 and October 2 of each year, commencing January 2, 2004 (each, an "Interest Payment Date"), and on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date (the "Record Date"). Any such interest payable that is not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder of this Note on the close of business on the related Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the purpose of payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

      Payment of principal, premium, if any, and interest, if any, in respect of this Note due on the Maturity Date will be made by the Company in immediately available funds, upon delivery of payment instructions by the Holder hereof, at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Trustee located at, 153 West 51st Street, New York, New York 10019, Attention: Corporate Trust Administration, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date will be made by the Company in immediately available funds to the Holder of this Note on the Record Date upon delivery of payment instructions by the Holder hereof.

      If any Interest Payment Date other than the Maturity Date falls on a day that is not a Business Day, then such Interest Payment Date will be postponed to the next Business Day, unless such next Business Day falls in the next month, in which case such Interest Payment Date will be accelerated to the preceding Business Day.

      If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest, if any, shall be made on the next Business Day with the same force and effect as if made on the date such payment was due, and no additional interest shall accrue with respect to such payment for the period from and after the Maturity Date, as the case may be, to the date of such payment on the next Business Day.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, The Gillette Company has caused this Note to be duly executed.

                                    THE GILLETTE COMPANY

                                    By: /s/ Gail F. Sullivan
                                       --------------------
                                         Name:  Gail F. Sullivan
                                         Title: Vice President and Treasurer

                                    ATTEST:

                                    By: /s/ Carol S. Fischman
                                       ---------------------
                                         Name:  Carol S. Fischman
                                         Title: Deputy General Counsel
                                                and Assistant Secretary

Dated:  December 1, 2003                                        [Corporate Seal]



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of
the series designated therein referred
to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

By:  /s/ Eva Aryeetey
    -----------------
        Authorized Officer

                                [REVERSE OF NOTE]

                              THE GILLETTE COMPANY

                             GILLETTE CORENOTES(SM)

                           FLOATING RATE NOTE DUE 2043

      This Note is one of a duly authorized series of Securities (the "Debt Securities") of the Company issued and to be issued, from time to time, under an Indenture, dated as of April 11, 2002, as amended, modified or supplemented from time to time, including as supplemented by the Second Supplemental Indenture, dated as of August 23, 2002 (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association, successor to Bank One, N.A., as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Gillette CoreNotes" (the "Notes") for purposes of the Second Supplemental Indenture to which reference is made above. All terms used but not defined in this Note shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

      This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof.

      This Note will not be subject to any sinking fund and, unless otherwise specified below, will not be redeemable or repayable prior to the Stated Maturity Date.

      Redemption and Repayment

      This Note will be subject to redemption at the option of the Company on any date on or after April 2, 2033, in whole or from time to time in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000), at the prices set forth in the table below, together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), if redeemed during the twelve-month period beginning April 2 of each year set forth in the table below, on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date; provided, however, that the Company will be obligated to pay the interest installment due on any Interest Payment Date occurring on or before a Redemption Date to the Holder of this Note on the Record Date preceding such Interest Payment Date. In the event of redemption of this Note in part only, a new Note of like tenor in a principal amount equal to the unredeemed portion of principal hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

                                                                                 REDEMPTION PRICE
                                                                                 (AS A PERCENTAGE OF
TWELVE-MONTH PERIOD                                                              PRINCIPAL AMOUNT OF
BEGINNING APRIL 2,                                                               NOTE)
------------------                                                               -------------------
2033..........................................................................            105.0%
2034..........................................................................            104.5%
2035..........................................................................            104.0%
2036..........................................................................            103.5%
2037..........................................................................            103.0%
2038..........................................................................            102.5%
2039..........................................................................            102.0%
2040..........................................................................            101.5%
2041..........................................................................            101.0%
2042 and thereafter to, but excluding, the Stated Maturity Date...............            100.5%

      This Note will be subject to repayment, in whole or from time to time in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000) by the Company at the option of the Holder hereof on the dates and at the prices set forth in the table below, together with unpaid interest accrued thereon to the date of repayment (the "Repayment Date"); provided, however, that the Company will be obligated to pay the interest installment due on any Interest Payment Date occurring on or before a Repayment Date to the Holder of this Note on the Record Date preceding such Interest Payment Date. For this Note to be so repaid, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the applicable Repayment Date, (1) such Note with the form entitled "Option to Elect Repayment" hereof duly completed or (2) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth: (A) the name of the Holder of such Note; (B) the principal amount of such Note; (C) the principal amount of such Note to be repaid; (D) the certificate number or a description of the tenor and terms of such Note; (E) a statement that the option to elect repayment is being exercised thereby; and (F) a guarantee that such Note to be repaid will be transferred to the DTC account of the Trustee not later than the fifth business day after the date of such telegram, facsimile transmission or letter. Exercise of such repayment option shall be irrevocable.

                                                                                   REPAYMENT PRICE
                                                                                   (AS A PERCENTAGE OF
                                                                                   PRINCIPAL AMOUNT OF
REPAYMENT DATE                                                                     NOTE)
--------------                                                                     -------------------
April 2, 2004.................................................................               98%
April 2, 2005.................................................................               98%
April 2, 2006.................................................................               98%
April 2, 2007.................................................................               98%
April 2, 2008.................................................................               98%

                                                                                   REPAYMENT PRICE
                                                                                   (AS A PERCENTAGE OF
                                                                                   PRINCIPAL AMOUNT OF
REPAYMENT DATE                                                                     NOTE)
--------------                                                                     -------------------
April 2, 2009.................................................................               99%
April 2, 2010.................................................................               99%
April 2, 2011.................................................................               99%
April 2, 2012.................................................................               99%
April 2, 2013.................................................................               99%
April 2, 2014 and April 2 of every third year thereafter, commencing April 2,
2017..........................................................................              100%


      In the event of repayment of this Note in part only, a new Note of like tenor in a principal amount equal to the unrepaid portion of principal hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

      General

      If an Event of Default shall occur and be continuing, the principal of the Notes may, and in certain cases shall, be accelerated in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of each series of Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series, on behalf of all of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture with respect to such series. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder shall be conclusive and binding upon the Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and premium, if any, and interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder or by his or her attorney duly authorized in writing, and thereupon one or more new Notes having the same terms and provisions, in minimum denominations of $1,000 and integral multiples thereof and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees.

      As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes in minimum denominations of $1,000 and integral multiples thereof but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

      This Note is a Global Security. If the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for Global Securities or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended at a time when it is required to be so registered to act as Depositary or an Event of Default under the Indenture has occurred and is continuing with respect to Global Securities, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time elect, in its sole discretion, not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange for such Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple of $1,000 and will be issued in registered form only, without coupons.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, including receiving payment of principal hereof and premium, if any, and interest hereon, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary, except as required by law.

      THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     - as tenants in common               UNIF GIFT MIN ACT            Custodian
                                                                      -------           -------
                                                                       (Cust)           (Minor)
TEN ENT     - as tenants by the entireties
JT TEN      - as joint tenants with right of                          under Uniform Gifts to Minors Act
              survivorship and not as tenants
              in common                                               -------------------------
CUST        - custodian                                                   (State)

            Additional abbreviations may also be used though not in the above list.

                       ----------------------------------


                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

--------------------------------

--------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security of THE GILLETTE COMPANY and does hereby irrevocably
constitute and appoint                                                  attorney
                       ------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------------      ----------------------------------------

                                        ----------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable percentage of the principal amount of this Note to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________________________________________________

________________________________________________________________________________

_______________________________________________________________________________.
         (Please print or typewrite name and address of the undersigned)

      For this Note to be so repaid, the Trustee must receive at its office in the Borough of Manhattan, The City of New York, currently located at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041, Attention:
Corporate Trust Administration, telephone number: 312-407-7374, not more than 60 nor less than 30 calendar days prior to the applicable Optional Repayment Date,
(1) this Note with this form entitled "Option to Elect Repayment" duly completed or (2) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth: (A) the name of the Holder of this Note; (B) the principal amount of this Note; (C) the principal amount of this Note to be repaid; (D) the certificate number or a description of the tenor and terms of this Note; (E) a statement that the option to elect repayment is being exercised thereby; and (F) a guarantee that this Note to be repaid will be transferred to the DTC account of the Trustee not later than the fifth business day after the date of such telegram, facsimile transmission or letter.

      If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of U.S.$1,000) (provided that any remaining principal amount of this Note shall be at least U.S.$1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S.$1,000 or in integral multiples thereof) of the Notes to be issued to the Holder for the portion of the principal of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the entire portion of principal of this Note not being repaid).

Principal Amount
to be Repaid:    $________________                      ________________________

Dated:____________________________